UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Greenwood Plaza Blvd. #390 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 488-0204

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement with Holders of 2005 Secured Convertible Notes to Defer Principal Amortization

 In the Company’s Form 8-K filed November 15, 2007, the Company reported that holders of the Company’s 2005 Secured Convertible Notes, aggregating $3,000,000 principal amount which mature on September 30, 2012 (“2005 Notes”) had elected to defer the scheduled interim amortization of principal and interest payments on the 2005 Notes in exchange for additional common stock purchase warrants described in the Form 8-K covering an aggregate 540,000 shares. As of December 21, 2007, the latest date permitted by the Company for the holders of the 2005 Notes to finalize deferral agreements, the holders of $2,700,000 of the total $3,000,000 original principal amount outstanding on the 2005 Notes had finalized agreements either to defer both principal and interest payments or principal amortization only on the 2005 Notes. The holders who agreed to defer principal amortization and interest payments will receive as consideration for their amortization and interest payment deferral agreements with the Company (subject to listing approval from the American Stock Exchange) five year common stock purchase warrants to acquire shares of the Company’s common stock, par value $0.0001 at an exercise price of $1.50 per share. The total shares issuable upon exercise of these additional warrants to be issued to electing holders of 2005 Notes will be proportionately reduced to 355,500 shares from the 540,000 share total which would have been applicable had all holders of 2005 Notes finalized amortization deferral agreements.

Item 3.02. Unregistered Sales of Equity Securities.

Warrant Issuance to Holders of 2005 Notes Electing to Defer Principal Amortization

In the Company’s Form 8-K filed November 15, 2007, the Company disclosed that holders of the Company’s 2005 Secured Convertible Notes, aggregating $3,000,000 million principal amount (“2005 Notes”) had notified the Company’s of their election to defer the scheduled interim amortization of principal and interest payments on the 2005 Notes which mature on September 30, 2012, in exchange for additional common stock purchase warrants covering an aggregate 540,000 shares. As of December 21, 2007, the latest date permitted by the Company for the holders of the 2005 Notes to finalize deferral agreements, the holders of $725,000 of outstanding principal of the 2005 Notes had agreed to waive principal amortization , but not to defer scheduled interim interest payments. Holders of $1,975,000 of the total $3,000,000 original principal amount outstanding on the 2005 Notes have finalized agreements to defer both principal and interest on the 2005 Notes and will receive as consideration for their amortization and interest payment deferral agreements with the Company (subject to listing approval from the American Stock Exchange) additional five year common stock purchase warrants as described in the Company’s Form 8-K filed November 15, 2007. These warrants entitle the holders to acquire shares of the Company’s common stock, par value $0.0001 at an exercise price of $1.50 per share. The total shares issuable upon exercise of these additional warrants to be issued to holders of 2005 Notes will be proportionately reduced to 355,500 shares from the 540,000 share total which would have been applicable had all holders of 2005 Notes concluded amortization and interest payment deferral agreements. The holders of an aggregate $300,000 principal amount of the 2005 Notes who did not finalize amortization deferral agreements with the Company will continue to be entitled to receive interim principal amortization and interest payments in accordance with the original terms of the 2005 Notes, but will not be entitled to receive the additional common stock purchase warrants.

The securities were offered, agreed to be sold and to be issued only to electing accredited investor holders of the original 2005 Notes in reliance upon the exemption from registration contained in Rule 506 of Regulation D under the Securities Act. The broker-dealer designated by the Company and the holders of the 2005 Notes to act as coordinating agent for the transaction without entitlement to any cash commission will be entitled, subject to receipt of listing approval from the American Stock Exchange, to receive a five year common stock purchase warrants to acquire shares of the Company’s common stock par value $0.0001 at an exercise price of $1.50 per share, as described in the Company’s Form 8-K filed November 15, 2007. The shares issuable upon exercise of the warrant will be proportionately reduced to 18,000 shares from the 20,000 share total that would have been applicable had all holders of 2005 Notes concluded amortization deferral agreements.

Issuance of Convertible Notes

On December 26, 2007, Smart Move, Inc. (the “Company”) announced that it had completed a private placement offering in which the Company raised gross proceeds in the amount of $1,071,500 from the sale of subordinated secured convertible notes to accredited investors in a private placement transaction. The $1,071,500 gross proceeds received from the sale of these unregistered securities to accredited investors, within the meaning of Regulation D under the Securities Act of 1933, include the $440,000 amount received on November 14, 2007 as described in the Company’s Form 8-K filed on November 15, 2007. These securities were sold through the placement agent services of a broker-dealer that is a member of the Financial Industry Regulatory Association on the same terms described in the previous Form 8-K filed on November 15, 2007, which includes additional details of the financing. Interest accrues on the notes at the rate of 12% per annum and is payable at maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. Each note was issued with a warrant permitting the holder to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.25 and 25,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The securities were offered and sold in reliance upon the exemption from registration contained in Rule 506 of Regulation D under the Securities Act. The net proceeds attributable to the sale of the securities will be used for working capital and other general corporate purposes. The notes represent a bridge financing until the Company is able to secure adequate longer-term funding for its business activities.

Item 8.01. Other Events

On December 26, 2007, the Company issued a press release announcing that it had sold subordinated secured convertible notes for aggregate cumulative proceeds of $1,071,500 in a private placement transaction exempt from registration under Rule 506 of Regulation D, promulgated under the Securities Act of 1933 and that additional details of the financing had been disclosed in a previous Form 8-K current report filed on November 15, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EX-99.1: Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Move, Inc.

December 26, 2007

By: /s/ Edward Johnson
Name: Edward Johnson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
EX-99.1:	Press Release